UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 2, 2012 American Electric Technologies, Inc. (the “Company”) completed the previously announced private placement of Series A Convertible Preferred Stock and Common Stock Purchase Warrants. The Company received proceeds of $5,000,325 and issued 1,000,000 shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 325,000 Common Stock Purchase Warrants (the “Warrants”) to JCH Crenshaw Holdings, LLC. (the “Investor”).

The principal terms of the Series A Preferred Stock are:

Rank

The Series A Preferred Stock ranks senior to the Company’s junior equity securities, including our common stock.

Dividends

The Series A Preferred Stock accrues cumulative dividends at a rate of 6% per annum, equivalent to $0.30 per share, whether or not dividends have been declared by the Board of Directors and whether or not there are profits, surplus or other funds available for the payment of such dividends. Such dividends are in preference to all other classes of stock junior in rank to the Series A Preferred Stock, including our common stock. The Company may pay such dividends in shares of the Company’s common stock based on the then current market price of our common stock.

Conversion

Each share of Series A Preferred Stock is initially convertible, at the option of the holder, into one (1) share of common stock at a conversion price of $5.00 per share of common stock, so that the 1,000,000 shares sold to the Investor is initially convertible into an aggregate of 1,000,000 shares of common stock.

Adjustment of Conversion Price

The conversion price of the Series A Preferred Stock is subject to adjustment for specified events, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of common stock or other securities convertible into or exercisable for common stock at prices that are or are deemed to be below the conversion price at the time of such issuance. A decrease in the conversion price due to our issuance of common stock in the future at prices below the then applicable conversion price will result in the holders of the Series A Preferred Stock receiving more than the 1,000,000 shares of our common stock into which their shares are convertible as of the original issuance of the Series A Preferred Stock.

Mandatory Conversion

The Company has the right to cause all of the outstanding Series A Preferred Stock to be converted into common stock at the then applicable conversion price if the closing price of our common stock has equaled or exceeded 150% of the conversion price then if effect for at least 90 consecutive stock market trading days. The Company must pay all accrued and unpaid dividends on the Series A Preferred Stock prior to exercising its right to cause the conversion of the Series A Preferred Stock into common stock.

Redemption Rights

At any time on or after May 2, 2017, the holders of a majority of the outstanding Series A Preferred Stock, may require the Company to redeem all of the then outstanding Series A Preferred Stock for an amount in cash equal to the lesser of (i) 100% of the aggregate Liquidation Preference of the Series A Preferred Stock then outstanding or (ii) the fair market value of the Series A Preferred Stock as determined in good faith by the Board of Directors. The holders of a majority of the outstanding Series A Preferred Stock may also require the Company to redeem all of the then outstanding Series A Preferred Stock at any time following a material default by the Company of any of the representations, warranties or covenants of the Company in the Securities Purchase Agreement.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Investors shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock to the Liquidation Value, initially $5.00 per share, the Series A Preferred Stock plus any accrued and unpaid dividends thereon before any distribution or payment shall be made to the holders of any junior securities (including, without limitation, the common stock). Certain mergers or consolidations involving the Company or sales of all or substantially all of the capital stock or assets of the Company will be deemed to be a liquidation, dissolution or winding up of the Company unless the holders of a majority of the then outstanding Series A Preferred Stock elect not to treat such transactions as liquidation events.

Voting Rights and Right to Appoint a Director

The Series A Preferred Stock will vote on an as converted basis with the Company’s common stock, subject to certain limitations. The holders of a majority of the outstanding Series A Preferred Stock will have the right to appoint one individual to serve as a voting member of the Company’s Board of Directors (the “Preferred Director”).

Limitations on Issuance and Voting

Because a future reduction in the conversion price of the Series A Preferred Stock and exercise price of the Warrants may result in the issuance of additional shares of common stock to the Investor, the Securities Purchase Agreement prohibits the issuance of 20% or more of our common stock or voting power outstanding as of the closing without stockholder approval. These provisions are required by rules of the NASDAQ Stock Market. The Company will seek the approval of its stockholders at the 2012 Annual Meeting of Stockholders.

Certain Approval Rights

So long as the shares of Series A Preferred Stock on an as converted to Common Stock basis represent 5% or more of the Corporation’s outstanding capital stock, the Company shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

(a) amend, alter, waive, repeal or modify any provision of its Articles of Incorporation or Bylaws of the Corporation so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the Series A Preferred Stock;

(b) authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(c) alter or change any rights, preferences or privileges of the Series A Preferred Stock; or

(d) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock.

Rights to Participate in Future Financings

At any time while the Series A Preferred Stock owned by the Investor represents on an as converted basis 5% or more of our common stock the Investor shall have a right to participate pro-rata with respect to the issuance by the Company of any future equity or equity-linked securities or debt which is convertible into or exercisable or exchangeable for equity or in which there is an equity component on the same terms and conditions as offered by the Company to the other purchasers of such securities. Such rights do not apply to any issuances made: (a) to employees, officers, directors, consultants and advisors of the Company pursuant to any incentive plan, stock purchase plan, agreement or other arrangement duly adopted by the Company and approved by the compensation committee of the Board; (b) upon exercise of the Warrants; (c) upon issuance or conversion of the Series A Preferred Stock; (c) in connection with a merger, acquisition, asset acquisition, lease, joint venture or similar acquisitive transaction approved by the Board; and (d) for services to financial institutions in connection with investment banking, commercial credit transactions, equipment financing or similar transactions approved by the Board.

The principal terms of the Warrants are:

The Warrants will be exercisable until May 2, 2012 for 125,000 shares of common stock at an exercise price of $6.00 per share and 200,000 shares at an exercise price of $7.00 per share. The exercise price of the Warrants is subject to adjustment for specified events, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of common stock or other securities convertible into or exercisable for common stock at prices that are or are deemed to be below the exercise price at the time of such issuance. The holders of the Warrants have the option to exercise the warrants on a “net share” or “cashless” basis, in which the Company withholds a sufficient number of shares of common stock from the exercise with a market value equal to the exercise price, in which case the Company would receive no additional proceeds upon their exercise, but fewer shares would be issued.

Registration Rights

Pursuant to a Registration Rights Agreement the Company has agreed to register with the SEC for resale the common stock underlying the Series A Preferred Stock and the Warrants at the request of holders.

The Series A Preferred Stock and the Warrants were sold in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it is acquiring the securities for its own account for investment purposes only and not with a view to the distribution thereof and that Investor is an accredited investor as that term is defined in Regulation D under the Securities Act. Investor acknowledged that the securities have not been registered under the Securities Act or any state securities Laws, and that Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the securities, except to an affiliate, absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws. The certificates representing the Series A Preferred Stock and the Warrants contain a legend restricting further sale or transfer without compliance with applicable securities laws.

On May 1, 2012 the Company received from JPMorgan Chase Bank, N.A., the lender under its revolving loan agreement, written consent to the sale of the Series A Preferred Stock and Warrants to the Investor, the filing of the Articles of Amendment to its Articles of Incorporation as discussed in Item 5.03 herein and an amendment to the revolving loan agreement to allow the Company to pay dividends on the Series A Preferred Stock and redeem the Series A Preferred Stock in accordance with the terms thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the private placement, Casey Crenshaw became a member of the Company’s Board of Directors on May 2, 2012 as the Preferred Director. Mr. Crenshaw will be reimbursed for the reasonable expenses incurred in attending meetings of the Board.

Mr. Crenshaw, age 37, is currently serving as Executive Vice President and as a member of the Board of Directors of The Modern Group, Ltd, a privately owned diversified manufacturing, parts and distribution, rental/leasing and finance business. Mr. Crenshaw has held various positions including CEO and CFO since 1997 with The Modern Group. Mr. Crenshaw holds a BA in Finance from Texas A&M University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2012 the Company amended its Articles of Incorporation to designate 1,000,000 shares of its authorized Preferred Stock as Series A Convertible Preferred Stock and fix the voting, dividend, conversion, priorities, preferences and relative and other rights and qualifications, limitations and restrictions of the Series A Convertible Preferred Stock. A copy of the Articles of Amendment is set forth as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to Registrant’s Articles of Incorporation filed April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 4, 2012	By:	/s/ Frances Powell Hawes
Frances Powell Hawes
Senior Vice President and CFO